JOINT VENTURE AGREEMENT

THIS AGREEMENT is made at Dar es salaam this 27th day of June, 2008.

BETWEEN

Mr. MKUVIA MAITA, a Tanzania Citizen of Post Office Box 5222 Dar es Salaam Tanzania. (Hereinafter referred to as "**The First Party**" which expression shall include his successors and assigns in title) of the one part.

AND

DOUGLAS LAKE MINERALS INC. a public trading company incorporated in Nevada, U.S.A. having its head office at Suite 403-1445 West Georgia Street, Vancouver, BC Canada V6G 2T3 (Hereinafter referred to as "**The Second Party**" which expression shall include his successors and assigns in title) of the other part.

RECITALS

WHEREAS:

A. **The First Party** is the registered holder of, and has the unencumbered rights over, Prospecting Licenses Nos. PLR 3840/2005, PLR 3320/2005 and PLR 31262005 (hereinafter referred to as "**The Licenses**") over certain areas located in Liwale and Nachingwea Districts, the particulars of which are described in **Annexture 1** to this agreement.

B. **The First Party** has in possession accompanying maps and other data about The said Licenses.

C. **The First Party** is desirous to enter into a commercial collaboration with a view to prospecting under joint venture in respect of the said Licenses.

D. **The Second Party** and its initial Shareholders have sufficient knowledge and experience in minerals exploration, metallurgical engineering and fund raising to enable the profitable exploitation of the rights in Recital **"A"** above through their own efforts and/or by further Joint Venture.

E. **The First and Second Parties** herein believe that by combining their resources and abilities they can profitably exploit the rights in Recital **"A"** above.

F. **The Second Party** wishes to enter into an exclusive joint venture agreement with the **First Party** in respect of the Licenses.

NOWTHEREFORE the parties hereto do hereby agree as follows:-

(I) Definitions

The definitions to be used in this Agreement, other than those shown above, are:

Bankable Document: A document prepared to the professional standards required by an international bank, broker or financial advisor for the purpose of raising funds.

Force Majeure: An act or condition outside the control or substantial influence of that Party or any legal entity directly associated with it or its owners, officers or directors. Such acts and conditions include all Acts of God (these include but are not limited to, fire, storm, flood, lightning, strike, tidal wave, earthquake, cyclone, hurricane, drought, volcanic eruption, collision or loss at sea and similar natural disasters), war (whether declared or undeclared and whether international or civil), riot and civil commotion, strike, go-slow, lock out, lock in or similar action of the labour force of the Party and another party, changes in Tanzanian legislation or its interpretation or similar actions or conditions.

Joint Venture The exploration and mining for Minerals on the Prospecting Licences as governed by this Agreement including the division of revenues, profits, responsibilities and duties.

Minerals: All minerals as allowed by the Prospecting Licenses.

Net Smelter Return: The sales revenue received from the exploitation of minerals obtained from the entire area covered by the Licenses in this Agreement net of the costs of transport, insurance, testing and security and other directly attributable costs incurred in moving saleable material from the mine to the smelter.

Prospecting Licences: Prospecting Licenses Nos. PLR 3840/2005, PLR 3320/2005 and PLR 31262005 as issued under Section 29 of the Mining Act, 1998.

Rights: The Rights when referring to The Licences are those rights to enter, sample, drill and otherwise explore for minerals as granted by the Government of Tanzania under the Mining Act 1998 and any other rights covered by the licenses. They specifically exclude the ownership of the title to the Prospecting Licences.

(II) Agreement to this Joint Venture:

(a) **The First Party** hereby enters into an exclusive joint venture partnership with the **Second Party** for purposes of combining their resources and abilities so as to profitably exploit the rights granted under the Licenses.

(b) In consideration for his entry into, and agreement to this Joint Venture **The Second Party** shall pay **The First Party** as follows:-

(i) Upon signing this agreement the **Second Party** shall pay the **First Party** the sum of United States Dollars One Million [USD 1, 000, 000]. **The Joint Venture Agreement will take effect and be registered with the Ministry of Energy and Minerals, ONLY after The First Party (Mr. Mkuvia Maita) has received by wire transfer the sum of United States Dollars One Million [USD 1,000,000].**

(ii) Thereafter the **Second Party** shall pay the **First Party** the sum of United States Dollars Five Hundred and Forty Thousand [USD 540,000.00] over five years. The payment schedule for this is as follows:

Year One: $80,000.00
Year Two: $90,000.00
Year Three: $100,000.00
Year Four: $120,000.00
Year Five: $150,000.00

These payments are to be paid on a quarterly basis beginning July 15, 2008.

(c) In addition to the payments in Clause (b) immediately herein above upon commencement of production the **First Party** shall be entitled to receive a perpetual **net smelter return** of 3% of the product that shall be obtained from the entire area covered by the Licenses.

(III) Management Of The Joint Venture

(a) **Executive Managers:** During the period of this Agreement the **Second Party** will appoint the Executive Managers of the Joint Venture and will deal with all operations, funding, financing and similar functions.

(b) **The First Party** shall be one of the Executive's responsible for Coordinating and promoting public relations amongst the business of the partnership, small-scale miners, the surrounding community and the government authorities. The **First Party** shall lead the exercise of removing the small-scale miners from the mining area once the Mining License has been issued to the **Second Party**. The **First Party** shall have access to the operations of the joint venture partnership including but not limited to the books of accounts, partnership revenues and books pertaining to production.

(c) **Duty To Maintain Licences:** It will be the duly and responsibility of the **Second Party** to arrange to keep all rights to the Prospecting Licences in good standing and up to date especially as to payment of dues, fees, taxes and similar payments after the signing of this agreement. Prior to that it is the duty and responsibility of the **First Party** to have kept up to date all rights to the Prospecting Licences in good standing and up to date especially as to payment of dues, fees, taxes and similar payment. **The First Party** agrees to provide all information, signatures and all other things necessary to maintain the Licences in a timely manner. **The First Party** shall be informed as to payments made for Rent/fees and will receive copies of such.

(d) **Notice of Relinquishing Exploration Ground: The Second Party** will give the **First Party** the period of three weeks reckoning from the date of execution of this Agreement to relinquish the ground to give room for the partnership to exploit the licenses.

(IV) Changes, Transfers, Determination And Extension

(a) **Declaration of force Majeure**: A Party who is unable to fulfill its obligations to the other Party or Parties may declare Force Majeure due to an act or condition outside the control or substantial influence of that Party or any legal entity directly associated with it or its owners, officers or directors. An act or condition is not one of Force Majeure solely by it causing a reduction of profits.

(b) **Determination of The Agreement Under Force Majeure**: If a Party declares a Force Majeure it is agreed that its obligations to the other Party or Parties shall be suspended for the shorter of six months or until the act or condition is removed or ameliorated. During this period, all other parts of this Agreement will continue in full force. At the end of this period the other Party or Parties have the unfettered right to determine the Agreement if the Force Majeure act or condition continues if they cannot agree either to continue or to alter the Agreement.

(c) **Determination of The Agreement Due to A Fundamental Breach of the Agreement:** Any Party may determine the Agreement only if there is a fundamental breach of the Agreement by another Party that is not remedied within three months of the first Party having effected a written, signed and dated notice of the fundamental breach of the Agreement to another Party.

(d) **Assignment of Agreement**: This Agreement can only be assigned if the Assignee in title agrees that he and any later Assignees in title will be bound fully by all parts of this Agreement.

(e) **Assignment of Agreement on Death**: This Agreement is assignable from a Party to another party only with the written consent of the other Party. In the case

of an assignment to heirs due to the death of a Party that assignment will not be unreasonably withheld nor delayed by the other Party; it shall be automatic.

(f) **Pre-emption Rights**: In the case where a Party wishes to assign his rights, duties, and profits to another Party, other than an assignment on the death of a Party the other Parties have the right, but not the duty, to buy the first Party's rights at the total price agreed in writing between the selling Party and the proposed purchasing Party. Unless agreed otherwise by the Parties then buying the selling Party's rights, duties and profits will be done in the proportion that they then hold the rights to profits.

(V) **Mining Licences**:

(a) If at the end of the prospecting the Parties hereto decide to engage in mining the **First Party** agrees to actively co-operate with the **Second Party** when they wish to apply for Mining Licences or Special Mining Licences or Retention Licenses to exploit any area of The Licenses by mining or similar operations; and if necessary shall execute all such documents and do such acts and things as may be reasonably required for the purpose.

(b) **The First Party** agrees that such Mining Licenses or Special Mining Licences or Retention Licenses, as the case may be, shall be issued in the name of the **Second Party**.

(c) For avoidance of doubt, all Prospecting Licenses, which are the subject of this agreement, shall remain in the name of the **First Party** during the entire period of the Prospecting.

(d) If at the time of applying for the Mining Licences or Special Mining Licences or Retention Licenses, as the case may be, the **Second Party** decides to apply for the lesser area than which is covered by the Prospecting Licenses herein, then the remainder of the area covered by the said licenses which shall not be subject of the Mining Licences or Special Mining Licences or Retention Licenses, as the case may be, shall remain in the name of the **First Party**.

(e) The parties herein acknowledge that there are primary mining rights existing within the Prospecting Licenses. Once the Parties herein decide to apply for the Mining Licences or Special Mining Licences or Retention Licenses, as the case may be, the **First Party** shall move the Government authorities to revoke the primary mining licenses which will be overlapping in the Mining License(s) i.e. within the area which shall be the subject of the Mining Licences or Special Mining Licences or Retention Licenses, as the case may be. It shall be the responsibility of the **Second Party** to reimburse the **First Party** all receipted costs, charges and expenses incurred by the **First Party** in the course.

(f) The small-scale miners shall continue to operate in the residual area in respect of which the Mining Licences or Special Mining Licences or Retention Licenses, as the case may be, shall not be applicable.

(VI) Disclosure And Warranties

(a) **Licences Are Unencumbered: The First Party** warrants that his rights to the Prospecting Licences are undiluted, unencumbered and free of any mortgage, charge or lien or other claim at all by any other party including, but not limited to, any person, company, firm or organization who was a past actual, or purported, joint venture partner, or partners, or as financier or Primary Mining Licence Holder, other than those shown in **Annexture 2** to this agreement which are controlled by the **First Party**.

(b) The Licenses were properly granted to the **First Party** and or acquired by him according to the law and regulations applicable in Tanzania and he has valid title to the Licenses.

(c) **Information: The First Party** will actively co-operate in a timely manner to all reasonable requests by the **Second Party** for information and especially for copies of documents whether or not the copies are requested to be attested as true copies.

(d) **Attested Copies of Documents:** At the time of signing this Agreement the **First Party** will produce copies of the documents shown in **Annexture 3** attested before a duly authorized Notary Public in Tanzania as being correct copies of the originals and the same will be given to the **Second Party** or their attorneys. Furthermore, it is warranted by the **First Party** that the **Second Party** can rely upon the documents shown in **Annexture 3** to enter into this, associated and subsequent Agreements as they are all to the best of his knowledge, belief and understanding factually correct and not misleading in any material manner.

(VII) Miscellaneous Clauses

(a) **Arbitration**: The Parties agree that if there is a serious disagreement as to the interpretation of this Agreement that cannot be agreed between the Parties within three months of the first written notification of that serious disagreement by the aggrieved Party they will refer the dispute to the Commercial Court of Tanzania for arbitration. They agree irrevocably to agree to use any arbitration process instructed to by the judge of the Commercial Court.

(b) **Legal Jurisdiction:** The Parties agree that this Agreement and its interpretation will be subject to the jurisdiction of the laws and courts of **The United Republic of Tanzania.**

(c) **Whole Agreement.** This Agreement, including the three **Annextures**, is the whole agreement. It supersedes any earlier agreements. It may only be altered

by a written agreement signed and dated by all The Parties or by the duly authorized agents of the Parties. If a court, duly authorized official or duly authorized arbitrator strikes down any clause the rest of the Agreement continues and binds the Parties.

(d) **No Known Impediments:** The Parties attest to there being no legal, technical or other impediment known to them or should be reasonably known to them as to why they cannot sign and effect this Agreement.

(e) **Authorization To Sign:** The person signing this Agreement is duly authorized by the Party on whose behalf he is signing to do so and to bind the Party as shown in this Agreement.

(f) **Registration of The Agreement**: All Parties will use their best endervours to register this Agreement with the Ministry of Energy and Minerals of Tanzania within 60 calendar days of signing this Agreement. In the first instance, it will be the duty and responsibility of the **First Party** to facilitate the co-operation of the relevant officials in the registration of this agreement with the Ministry of Energy and Minerals and all other necessary authorities.

(g) **Gender, Person and Title**: It is agreed that where the sense of the Agreement requires it for ease of comprehension male, female, singular and plural versions of words can be exchanged. The titles of sections and clauses are for ease of reference and are to take no part in the interpretation of this Agreement in a court.

(h) **Effective Delivery**: Delivery of a notice shall be deemed to have been effected on the date a message is delivered physically to the Party or 14 days after the date of posting of a pre-paid registered or recorded post within Tanzania.

(i) **Postal Address:** The postal addresses for normal correspondence and service of notices for the Parties are:

Mr. Mkuvia Maita
P.O. Box 5222,
Dar es Salaam, Tanzania.

Douglas Lake Minerals Inc.
Suite 403-1445 West Georgia Street
Vancouver, BC, V6G 2T3
Canada

IN WITNESS WHEREOF the Parties have executed this Agreement on the day and year first above written.

Signed by the said **Mr. Mkuvia Maita** and delivered in my presence this 27th day June, 2008.

MKUVIA MAITA

Witnessed by

Name......MARTIN MATUNDA......

Signature......

M. D. MATUNDA
ADVOCATE
NOTARY PUBLIC
&
COMMISSIONER
FOR OATHS
BOX 60755 DAR ES SALAAM

Signed, delivered and **sealed** with the **common seal** by Harpreet S. Sangha for and on behalf of **Douglas Lake Minerals Inc** this 27th day of June, 2008.

Harpreet S. Sangha
CEO/President-Director

Witnessed by

Name......VICTORIA LYIMO......

Signature......

VICTORIA LYIMO MAKANI
Advocate, Notary Public &
Commissioner for Oaths
P. O. Box 7495, Dar es Salaam

Drawn by:-

The Professional Centre, Advocates
2nd Floor, Coronation Building
Samora Avenue / Azikiwe Street
P. O. Box 78464
DAR ES SALAAM

JOINT VENTURE AGREEMENT

ANNEXTURE 1

PROSPECTING LICENCE CORNERS' COORDINATES

1. Prospecting License No. 3840/2005

Corner	Latitude (South)	Longitude (East)
A.	.... sec	........................sec
B.	.... sec	.... sec
C.	.... sec	........................sec
D.	.... sec	.... sec

1. Prospecting License No. 3320/2005

Corner	Latitude (South)	Longitude (East)
A.	.... sec	........................sec
B.	.... sec	.... sec
C.	.... sec	........................sec
D.	.... sec	.... sec

1. Prospecting License No. 3126/2005

Corner	Latitude (South)	Longitude (East)
A.	.... sec	........................sec
B.	.... sec	.... sec
C.	.... sec	........................sec
D.	.... sec	.... sec

End

JOINT VENTURE AGREEMENT

ANNEXTURE 2

<u>PRIMARY MINING LICENCE CORNER CO-ORDINATES</u>

A. ....

B. ....

C. ....

D. ....

End

JOINT VENTURE AGREEMENT

ANNEXTURE 3

<u>LIST OF CO COPIES OF MR. MKUVIA MAITA'S DOCUMENTS THAT DOUGLAS LAKE MINERALS INC. IS RELYING UPON IN ENTERING THIS AGREEMENT.</u>

1. Copies of the Prospecting Licenses Nos. 3840/2005, 3320/2005 and 3126/2005 signed by the Minister for Energy and Minerals.

2. Copies of all receipts and revenue collection forms showing that the licenses are paid up to date.

3. Declaration by Mr. Mkuvia Maita listing the payment status for the Prospecting Licenses and stating that there are no other claims or similar agreements affecting his rights nor are there any other licenses partially or wholly overlapping or interfering with the licenses except those referred to in the Main Agreement and in Annexture 2.

4. Copies of the Available data on the Prospecting Licenses.

End